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                                                                 DAY RUNNER,INC.
                                                                   Exhibit 10.12

                              Schedule of Warrants
                              --------------------


                        No. of        Exercise       Date          Date of
Holder                  Shares         Price       of Issue      Expiration                 Vesting Schedule
---------------    ---------------    --------    ----------    ----------------  ---------------------------------
Higgins, James           25,000       $23.5625       12/04/96       12/03/03    60 equal monthly installments
                                                                                commencing 01/01/97(1)

Higgins, Jill            25,000       $23.5625       12/04/96       12/03/03    60 equal monthly installments
                                                                                commencing 01/01/97(1)

Miller, Charles           4,733(2)    $   4.00       03/12/91       03/11/98    Original warrant covered 25,000
                                                                                shares and vested in 60 equal
                                                                                monthly installments commencing
                                                                                04/01/91

Miller, Charles          25,000       $23.5625       12/04/96       12/03/03    60 equal monthly installments
                                                                                commencing 01/01/97(1)

Rachlin, Alan            25,000        $  4.00       03/12/91       03/11/98    60 equal monthly installments
                                                                                commencing 04/01/91

Rachlin, Alan            25,000(3)     $  4.00       03/12/91       03/11/98    60 equal monthly installments
                                                                                commencing 04/01/91

Rachlin, Alan            50,000        $  4.00       03/18/92       03/12/98    10,000 commencing 03/18/92;  40,000
                                                                                in 48 equal monthly installments
                                                                                commencing 04/01/92

Rachlin, Alan            25,000        $ 12.00       03/09/93       01/22/03    2,083 on 03/09/93; 22,917 in 11
                                                                                equal monthly installments
                                                                                commencing 03/20/93

Rachlin, Alan            25,000       $  12.50       01/16/94       01/16/04    12 equal monthly installments
                                                                                commencing 02/14/94

Rachlin, Alan            25,000         $19.00       08/15/94       08/15/04    12 equal monthly installments
                                                                                commencing 08/29/94

Rachlin, Alan            25,000         $19.00       07/28/95       07/28/05    24 equal monthly installments
                                                                                commencing 08/28/95

Rachlin, Alan            25,000       $23.5625       12/04/96       12/03/03    60 equal monthly installments
                                                                                commencing 01/01/97(1)

Willat, Boyd             25,000        $  4.00       03/12/91       03/11/98    60 equal monthly installments
                                                                                commencing 04/01/91

Willat, Boyd             25,000       $23.5625       12/04/96       12/03/03      60 equal monthly  installments
                                                                                commencing 01/01/97(1)



(1) The Warrant also contains the following provision with respect to the right to exercise the Warrant:

                  "Notwithstanding the foregoing, if [the Holder] shall cease to be a director of the Company for any reason or no reason ("Termination"), whether such Termination is permanent or temporary, then after the effective date of such Termination and through the end of the Warrant Term the Holder may exercise the Warrant to purchase only such number of Shares that the Holder would have been entitled to purchase on the effective date of such Termination in accordance with the foregoing. To the extent that the Holder shall not have been entitled to exercise any portion of the Warrant on the effective date of such Termination, such portion shall be deemed to have expired unexercised on such effective date."

(2) The original warrant covered 25,000 shares and has been exercised with respect to 20,267 of such shares.

(3) The subject warrant was assigned to Mr. Rachlin by Jill Tate Higgins on March 12, 1991.

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